Exhibit 23.1












CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the incorporation by reference in the March 31, 2001, Form 10-K of Commerce Group Corp., its Joint Venture, and its subsidiaries of my report dated May 9, 2001, which appears in the annual report on Form 10-K for the year ended March 31, 2001.

Bruce Michael Redlin, CPA, LLC
Certified Public Accountant



Milwaukee, Wisconsin
May 9, 2001


Exhibit 23.1












CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the incorporation by reference in the March 31, 2001, Form 10-K of Commerce Group Corp., its Joint Venture, and its subsidiaries of my report dated May 9, 2001, which appears in the annual report on Form 10-K for the year ended March 31, 2001.

Bruce Michael Redlin, CPA, LLC
Certified Public Accountant



Milwaukee, Wisconsin
May 9, 2001